UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 6, 2023
(Date of earliest event reported)	June 29, 2023

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02		Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors

On June 29, 2023, we expanded our Board of Directors from eight to nine members and Deborah A.P. Hersman was appointed to the Board to fill the additional position. All the current directors will continue as members of the Board. There are no arrangements or understanding between or among any of our directors and any other persons pursuant to which he or she is continuing to serve as a director of the company. There are no family relationships between or among any of our directors and executive officers. There are no transactions or relationships between Ms. Hersman and the company that are reportable under Item 404(a) of Regulation S-K.

Deborah A.P. Hersman, 53, has over 30 years of government, nonprofit and private sector executive leadership experience in transportation, safety and policy. She is the former chair of the National Transportation Safety Board, chief executive officer of the National Safety Council and most recently served as the chief safety officer of Waymo, Google's self-driving car project. Ms. Hersman has experience working on transportation issues in the U.S. House of Representatives and the U.S. Senate, contributing to milestone legislation such as the Transportation Equity Act of the 21st Century, the Pipeline Safety Improvement Act and the Motor Carrier Safety Improvement Act, which created a new modal administration at the U.S. Department of Transportation. She earned a B.A. in political science and in international studies from Virginia Tech, and an M.S. in conflict analysis and resolution from George Mason University. She also serves on the board of directors of NiSource Inc., a publicly traded electric and gas utility.

Ms. Hersman will serve on the Board’s Audit, Corporate Governance and Executive Compensation Committees.

Director Compensation and Reimbursement

For her service on the Board through May 22, 2024, Ms. Hersman will receive an annual retainer of $95,000, prorated for the period of time from her appointment to the Board through May 22, 2024. Ms. Hersman will also receive the currently effective stock retainer of shares of our common stock with a value of $115,000 paid to the members of our Board, similarly prorated, which shares shall be issued pursuant to the Amended and Restated Equity Compensation Plan (2018). As a non-management director, Ms. Hersman will also be entitled to participate in our Deferred Compensation Plan for Non-Employee Directors described under “Director Compensation” on pages 19 through 21 of our Proxy Statement relating to our 2023 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 5, 2023 (as such description is incorporated herein by this reference). Additionally, Ms. Hersman will be reimbursed for expenses related to her attendance at Board and committee meetings.

Item 7.01		Regulation FD Disclosure

We issued a news release on June 29, 2023, announcing the appointment of Ms. Hersman to our Board, a copy of which is attached as Exhibit 99.1 and which is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release issued by ONE Gas, Inc. dated June 29, 2023.

104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	July 6, 2023	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn Senior Vice President and Chief Financial Officer